Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report on Form 10-Q of Pegasus Aircraft Partner II, L.P. (the "Partnership") for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, I, Richard S. Wiley, President and Chairman of the Board of Pegasus Aircraft Management Corporation, general partner of the Partnership, hereby certify that:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2.   The information  contained in the Report fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Partnership.



Date:  August 14, 2002                       By:  /s/ RICHARD S. WILEY
                                                  -----------------------------
                                                  Richard S. Wiley
                                                  President and Chairman of the
                                                  Board of Pegasus Aircraft
                                                  Management Corporation